EXHIBIT 3.02



                BYLAWS OF DEMARCO ENERGY SYSTEMS OF AMERICA, INC.
                              (A UTAH CORPORATION)


                               ARTICLE I. OFFICES

SECTION 1.1  BUSINESS OFFICE AND REGISTERED OFFICE.

         The principal office of the corporation shall be located at any place either within or outside the state of Utah as designated by the Board of Directors. The registered office of the corporation shall be located within the State of Utah and may be, but need not be, identical with the principal office (if located within the State of Utah).

                            ARTICLE II. SHAREHOLDERS

SECTION 2.1  ANNUAL AND SPECIAL SHAREHOLDERS MEETINGS.

The annual meeting of the shareholders shall be held on the second Friday of August in each year, beginning with the year 1997, at the hour of 3:00 o'clock p.m. or at such other time on such other day within such month as shall be fixed by the board of directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Utah such meeting shall be held on the next succeeding business day.

         Special meetings of the shareholders, for any purpose or purposes, described in the meeting notice, may be called by the president, or by the board of directors and shall be called by the president at the request of the holders of not less than one-tenth of all outstanding votes of the corporation entitled to be cast on any issue at the meeting.

         The board of directors may designate any place, either within or without the State of Utah as the place of meeting for any annual or any special meeting of the shareholders.

SECTION 2.2  NOTICE OF SHAREHOLDER MEETING.

(a) Required notice. Written notice stating the place, date and hour of any annual or special shareholder meeting shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, at the direction of the president, the board of directors, or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting and to any other shareholder entitled by the Utah Revised Business Corporation Act or the articles of incorporation to receive notice of the meeting.

(b) Contents of Notice. The notice of each special shareholder meeting shall include a description of the purpose or purposes for which the meeting is called.

         If a purpose of any shareholder meeting is to consider either: (1) a proposed amendment to the articles of incorporation (including any restated articles requiring shareholder approval); (2) a plan of merger or share exchange; (3) the sale, lease, exchange or other disposition of all, or substantially all of the corporation's property; (4) the dissolution of the corporation; or (5) the removal of a director, the notice must so state and be accompanied by respectively a copy or summary of the: (1) articles of amendment or restated articles; (2) plan of merger or share exchange; and (3) transaction for disposition of all, or substantially all, of the corporation's property. If the proposed corporate action creates dissenters' rights, the notice must state that shareholders are, or may be entitled to assert dissenters' rights, and must be accompanied by a copy of Part 13 of the Utah Revised Business Corporation Act.

SECTION 2.3  FIXING OF RECORD DATE.

         In order to make a determination of shareholders for any directors may fix in advance a date as the record date. The record days prior to the date on which the particular action requiring such determination of shareholder, is to be taken.


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SECTION 2.4  SHAREHOLDER LIST.

         The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete record of all the shareholders of the corporation entitled to vote at each meeting of shareholders thereof, arranged in alphabetical order, with the address of and the number of shares held by, each shareholder. The list must be arranged by voting group (if such exists) and within each voting group by class or series of shares. The shareholder list must be available for inspection by any shareholder, beginning on the earlier of ten days before the meeting or two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting. The list shall be available at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting is to be held.

SECTION 2.5  SHAREHOLDER QUORUM REQUIREMENTS.

         Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

SECTION 2.6  PROXIES.

         At all meetings of shareholders. a shareholder may vote in person or vote by proxy which is executed in writing by the shareholder or which is executed by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation or other person authorized by the corporation to tabulate votes before or at the time of the meeting. No proxy shall be valid more than 11 months from the date of its execution unless otherwise provided in the proxy.


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                         ARTICLE III. BOARD OF DIRECTORS

SECTION 3.1  GENERAL POWERS.

         Unless the articles of incorporation have dispensed with or limited the authority of the board of directors by describing who will perform some or all of the duties of a board of directors, all corporate powers shall be exercised by or under the authority of and the business and affairs of the corporation shall be managed under the direction of the board of directors.

SECTION 3.2  NUMBER, TENURE, AND QUALIFICATIONS OF DIRECTORS.

         Unless otherwise provided in the articles, the authorized number of directors shall be not less than three (minimum number) nor more than nine (maximum number); provided that after shares are issued and for as long as the corporation has fewer than three shareholders entitled to vote for the election of directors, the board of directors may consist of a number of individuals equal to or greater than the number of those shareholders. Each director shall hold office until the next annual meeting of shareholders or until removed. However, if his term expires, he shall continue to serve until his successor shall have been elected and qualified or until there is a decrease in the number of directors. Unless required by the articles, directors do not need to be residents of the State of Utah or shareholders of the company.

SECTION 3.3  REGULAR AND SPECIAL MEETINGS OF THE BOARD OF DIRECTORS.

         The board of directors may provide, by resolution, the time and place, either within or without the State of Utah for the holding of regular meetings, which shall be held without other notice than such resolution. Special meetings of the board of directors may be called by or at the request of the president, chairman or any two directors.

SECTION 3.4  DIRECTOR QUORUM.

         A majority of the number of directors prescribed by resolution (or if no number is prescribed the number in office immediately before the meeting begins) shall constitute a quorum for the transaction of business at any meeting of the board of directors unless the articles require a greater number.

SECTION 3.5  REMOVAL OF DIRECTORS.

         The shareholders may remove one or more directors at a meeting called for that purpose if notice has been given that a purpose of the meeting is such removal.

                              ARTICLE IV. OFFICERS

SECTION 4.1  NUMBER OF OFFICERS.

         The officers of the corporation shall be a president, a secretary and a treasurer, each of whom shall be appointed by the board of directors. Such other officers and assistant officers as may be deemed


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necessary, including any vice-presidents, may be appointed by the board of directors. If specifically authorized by the board of directors, an officer may appoint one or more officers or assistant officers. The same individual may simultaneously hold more than one office in the corporation.

SECTION 4.2  APPOINTMENT AND TERM OF OFFICE.

         The officers of the corporation shall be appointed by the board of directors for a term as determined by the board of directors. Any officer or agent may be removed by the board of directors at any time, with or without cause.

SECTION 4.3  PRESIDENT.

         The president shall be the principal executive officer of the corporation and, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and of the board of directors. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

SECTION 4.4 THE VICE-PRESIDENTS.

         If appointed, in the absence of the president or in the event of his death, inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their appointment) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. (If there is no vice-president, then the treasurer shall perform such duties of the president.) Any vice-president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation. The issuance of which have been authorized by resolution of the board of directors; and shall perform such other duties as from time to time may be assigned to him by the president or by the board of directors.

SECTION 4.5  THE SECRETARY.

         The secretary shall: (a) prepare and maintain the minutes of the proceedings of the shareholders and of the board of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of any seal of the corporation and if there is a seal of the corporation see that it is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) when requested or required, authenticate any records of the corporation; (e) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (f) sign with the president, or a vice-president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (g) have general charge of the stock transfer books

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of the corporation; and (h) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.

SECTION 4.6  THE TREASURER.

         The treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies, or other depositaries as shall be selected by the board of directors and (c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine.

SECTION 4.7  ASSISTANT SECRETARIES AND ASSISTANT TREASURERS.

The assistant secretaries, when authorized by the board of directors, may sign with the president or a vice-president certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the board of directors. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the board of directors.

                              ARTICLE V. AMENDMENTS

 SECTION 5.1  AMENDMENTS.

         The corporation's board of directors may amend or repeal the corporation's bylaws unless:

(1) the articles of incorporation or the Utah Revised Business Corporation Act reserve this power exclusively to the shareholders in whole or part; or


(2) the shareholders in adopting, amending, or repealing a particular bylaw provide expressly that the board of directors may not amend or repeal that bylaw; or

(3) the bylaw either establishes, amends, or deletes, a supermajority shareholder quorum or voting requirement.

         The corporation's shareholders may amend or repeal the corporation's bylaws even though the bylaws may also be amended or repealed by its board of directors.

                            CERTIFICATE OF SECRETARY

KNOW ALL MEN BY THESE PRESENTS:

         That the undersigned does hereby certify that the undersigned is the secretary of DeMarco Energy Systems of America, Inc., a corporation duly organized an existing under and by virtue of the laws of the State of Utah; that the above and foregoing Bylaws of said corporation were duly and regularly adopted as


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such by the Board of Directors of said corporation by unanimous consent on the
10th day of October 1996; and that the above an foregoing Bylaws are now in full force and effect.

         Dated this 10th day of October 1996.


/s/  JOHN W. WYATT
------------------------
John W. Wyatt, Secretary